UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Shares of Restricted Stock

On January 18, 2017, the Compensation Committee of the Board of Directors (the “Board”) of Innovative Industrial Properties, Inc. (the "Company") granted restricted shares of Class A common stock (the “Shares”) to each of its executive officers, in the amounts set forth below:

Executive Officer	Position	Shares
Alan Gold	Executive Chairman	64,239
Paul Smithers	President and Chief Executive Officer	16,863
Robert Sistek	Chief Financial Officer and Executive Vice President, Investments	11,778
Brian Wolfe	Vice President, General Counsel and Secretary	8,565
Catherine Hastings	Chief Accounting Officer and Treasurer	6,825

The Shares vest ratably on each of January 1, 2018, January 1, 2019 and January 1, 2020 for each of Messrs. Gold, Smithers, Sistek and Wolfe and Ms. Hastings, provided that he or she continues to be an employee of the Company or a non-employee member of the Board on each such date.

The Shares were issued to each of Messrs. Gold, Smithers, Sistek and Wolfe and Ms. Hastings pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Award Agreement”) under the Company’s 2016 Omnibus Incentive Plan.

Entry into Severance and Change of Control Agreements

Effective as of January 18, 2017, the Company entered into severance and change of control agreements (the “Severance and Change of Control Agreements”) with Messrs. Gold, Smithers, Sistek and Wolfe (the "Executives"). Except as provided below, each of the Severance and Change of Control Agreements with the Executives contains substantially similar terms.

The Severance and Change of Control Agreements expire on December 31, 2019, but will automatically renew for successive three-year terms unless either party gives written notice of non-renewal within 90 days before the end of the current term.

The Severance and Change of Control Agreements provide that, if an Executive’s employment is terminated by the Company without “cause” or by the Executive for “good reason” (each as defined in the applicable Severance and Change of Control Agreement) (a "Qualifying Termination"), the Executive will be entitled to severance payments and certain benefits, subject to certain conditions specified below.

If the Executive experiences a Qualifying Termination, other than within two years of a "change of control" (as defined in the applicable Severance and Change of Control Agreement), (a) the Executive will receive (i) a cash payment equal to the sum of his annual base salary and his average annual cash bonus during the past three years, multiplied by three, with respect to Messrs. Gold and Smithers, and two, with respect to Messrs. Sistek and Wolfe, and (ii) 18 months of premiums the Executive would be required to pay to continue health plan coverage under the Company's health plans; and (b) the Executive's unvested equity awards subject to time-based vesting will vest on a pro-rated basis and the Executive's performance-based equity awards will be earned on a pro-rated basis based on the level of achievement as of such date of termination. Each Severance and Change of Control Agreement provides for a "phase-in" over a three-year period ending on December 31, 2019 of severance amounts payable under (a) above and equity awards vesting under (b) above, where the Executive is entitled to a percentage of such severance and a percentage of such equity awards vest based on a schedule set forth in the Severance and Change of Control Agreement.

In the event of a Qualifying Termination of the Executive within two years after a change of control of the Company, in addition to the compensation set forth above, all unvested equity awards subject to time-based vesting will vest immediately, and all unearned performance-based equity awards will vest at the greater of actual performance or target. A Qualifying Termination of the Executive within two years after a change of control of the Company is not subject to the "phase in" for payment of severance and vesting of equity awards described above for a Qualifying Termination not within two years after a change of control.

The Severance and Change of Control Agreements require each Executive to sign a general release of claims against the Company as a condition of receiving the severance payment. In addition, for one year after termination of employment for any reason, the Executive is prohibited from directly or indirectly soliciting (a) any of the Company's employees to leave the Company or (b) any prospective employees negotiating with the Company on the date of termination to cease negotiations. The Executive is also required to provide consulting services to the Company for up to 20 hours per month during the six months after any termination of employment and requires the Executive to maintain the confidentiality of the Company's confidential information.

If the Executive retires for other than good reason and gives the Company a specified advance notice before retiring, or if the Executive dies or terminates employment because of disability, all unvested stock rights awards that vest based on continued employment will vest immediately on the date of such retirement or termination. The Executive will remain eligible to receive performance shares awarded under the Company's equity incentive plans before his termination if the Company achieves the stated performance goals during the remainder of the performance period, as if the Executive’s employment had not terminated. To qualify for these benefits on retirement, the Executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give the Company the required number of years of advance notice of retirement.

The Severance and Change of Control Agreements also provide that severance payments are subject to recoupment as required by any recoupment policy approved by the Board.

If an Executive’s employment is terminated by the Company for cause or by the Executive without good reason (and other than for death, disability or a qualifying retirement), the Executive will not be entitled to any severance payment or benefits under the Severance and Change of Control Agreement.

None of the Severance and Change of Control Agreements provide for tax gross-up payments to the Executive if any amounts paid or payable to the Executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code of 1986, as amended.

A copy of the Award Agreement is filed as Exhibit 10.1 hereto and copies of the Severance and Change of Control Agreements are filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and are incorporated herein by reference. The foregoing descriptions of the Award Agreement and the Severance and Change of Control Agreements are qualified in their entirety by reference to the full text of the Award Agreement and Severance and Change of Control Agreements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.
10.2	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Alan Gold.
10.3	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Paul Smithers.
10.4	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Robert Sistek.
10.5	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Brian Wolfe.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2017	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Robert M. Sistek
	Name:	Robert M. Sistek
	Title:	Chief Financial Officer and Executive Vice President, Investments

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1(1)	Form of Restricted Stock Award Agreement for Officers.
10.2	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Alan Gold.
10.3	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Paul Smithers.
10.4	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Robert Sistek.
10.5	Severance and Change of Control Agreement dated as of January 18, 2017 among Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and Brian Wolfe.

(1)	Incorporated by reference to Exhibit 10.2 to Innovative Industrial Properties, Inc.'s Registration Statement on Form S-8 (File No. 333-214919), filed with the Securities and Exchange Commission on December 6, 2016.